Exhibit 23.1

Yoganandh & Ram Chartered Accountants	No. [07/76, 1st Floor, (Lloyds Road) Avvai Shanmugham Salai Royapettah, Chennai - 600 014. Tel : +91 44 2811 6995 1 3298 8294 www.yandr.in

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of India Globalization Capital. inc. on Form S-8 of our report dated July 13, 2010 on the financial statements of India Globalization Capital. Inc. for the fiscal years ended March 31. 2010 and March 31, 2009.

/s/ Yoganandh & Ram

YOGANANDH & RAM Chennai, India January 5, 2011